Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2017, with respect to the consolidated financial statements and schedules included in the Annual Report of NorthStar Real Estate Income Trust, Inc. on Form 10-K for the year ended December 31, 2016.  We hereby consent to the incorporation by reference of said report in the Registration Statement of NorthStar Real Estate Income Trust, Inc. on Form S-3D (File No. 333-213092), effective August 12, 2016, pertaining to the Distribution Reinvestment Plan.

/s/ Grant Thornton LLP

New York, New York
March 17, 2017